Perspective Therapeutics Presents at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) 2025 Annual Meeting

SEATTLE – June 21, 2025 – Perspective Therapeutics, Inc. (“Perspective” or the “Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company pioneering advanced treatments for cancers throughout the body, announced two presentations on its assets being delivered at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) 2025 Annual Meeting taking place June 21-24, 2025 in New Orleans, Louisiana.

Lead author	Abstract Title	Presentation Details
Stephen Graves	[212Pb]Pb-VMT-α-NET dosimetry in patients with advanced SSTR2-positive tumors in the VMT-α-NET-T101 trial

Abstract Number: 251949

Session Type: Poster & Oral

Poster Session Date: June 21, 2025

Oral session: MTA07 Oncology: Clinical Diagnosis & Therapy Meet the Author Session, part 2

Oral Session Date: June 23, 2025

Oral Session Time: 12:30 PM - 1:15 PM CDT

Lianbo Zhou

Preclinical evaluation and first-in-human case of [68Ga]Ga-PSV377, a novel cyclic radiopeptide targeting fibroblast activation protein, for positron emission tomography (PET) imaging of multiple cancers

Abstract Number: 251863

Session Type: Poster and Oral

Poster Session Date: June 21, 2025

Oral session: MTA06 Oncology: Discovery & Translational Meet the Author Session

Oral Session Date: June 23, 2025

Oral Session Time: 10:30 AM - 11:15 AM CDT

[212Pb]VMT-α-NET

This presentation reports on the dosimetry sub-study using [203Pb]VMT-α-NET as an imaging agent in the ongoing Phase 1/2a clinical trial of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor 2 (SSTR2) positive neuroendocrine tumors (NETs) who have not received a prior radiopharmaceutical therapy (RPT).

The findings of the study suggest that:

•
[212Pb]VMT-α-NET dosimetry using [203Pb]VMT-α-NET as an imaging surrogate is feasible and should be considered as a valuable adjunct to this trial’s clinical data; and
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In general, this dosimetric approach can be a useful, complementary tool in the clinical development of 212Pb-based therapies delivered with Perspective’s proprietary chelator for 212Pb and 203Pb.

Safety data from the Company’s Phase 1/2a clinical trial of [212Pb]VMT-α-NET demonstrated that [212Pb]VMT-α-NET was well-tolerated among all patients treated, many with long-term follow-up. Therefore, according to the presentation, the reported estimated cumulative absorbed doses of radiation to organs of interest in this analysis likely represent tolerable levels for [212Pb]VMT-α-NET. Dose escalation and further clinical observations are needed to establish the appropriate threshold levels of cumulative absorbed doses and appropriate Relative Biological Effectiveness (RBE) factor of 212Pb delivered with Perspective’s proprietary chelator.

[68Ga]PSV377

The presentation reports on the development and evaluation of a PET imaging agent [68Ga]PSV377, a 212Pb radiopharmaceutical currently in a Phase I/IIa clinical trial for the treatment of tumors expressing fibroblast activation protein-α (FAP-α). According to the presentation, PSV377 exhibited strong affinity for hFAP, strong uptake and high tumor retention in a FAP-positive pre-clinical model (HT1080-hFAP). A first-in-human image in a patient with metastatic colorectal cancer showed higher uptake in tumor lesions as compared to 18F-FDG.

About [212Pb]VMT-α-NET

Perspective designed [212Pb]VMT-α-NET to target and deliver 212Pb to tumor sites expressing SSTR2. The Company is conducting a multi-center, open-label, dose-escalation, dose-expansion study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-positive neuroendocrine tumors who have not received a prior RPT. Interim update with a data cut-off date of April 30, 2025 were reported in an oral presentation at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting in May 2025. Cohort 2 was reopened in August 2024. During 2H 2025, some of the 33 additional patients enrolled after the cohort reopened and through April 30, 2025 will have had the opportunity for at least 32 weeks of follow-up after their initial doses, sufficient time to receive at least one scan after their full treatment (up to four doses every eight weeks), if they receive all four doses of treatment per protocol.

About PSV359

PSV359 was designed to target and deliver 212Pb to tumor sites expressing fibroblast activation protein-α, or FAP-α, associated with multiple highly prevalent solid tumors, with patients in need of additional treatment options. The targeting moiety may also be radiolabeled with 203Pb or 68Ga (known as PSV377) to detect FAP-α expression in individual patients. Preclinical imaging and therapy as well as human imaging results suggest Perspective's proprietary targeting ligand has improved levels of target engagement and uptake in tumors, as well as reduced retention in healthy tissues, which may result in a desirable therapeutic index. Perspective is conducting a multi-center, open-label, dose-finding and dose-expansion study (clinicaltrials.gov identifier NCT06710756) of [212Pb]PSV359 in patients with advanced solid tumors that express FAP-α as determined by imaging with [203Pb]PSV359, with first patient dosed in April 2025.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company that is pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01), neuroendocrine tumor (VMT-α-NET) and solid tumor (PSV359) programs are in Phase 1/2a imaging and therapy trials in the U.S. The Company is growing its regional network of drug product candidate finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready product candidates for clinical trials and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company's ability to pioneer advanced treatments for cancers throughout the body; the Company's preclinical and clinical development plans and the expected timing thereof; the expected timing for availability and release of additional data from the Company’s clinical trials; the Company’s anticipated timing and expectations regarding regulatory communications, requests, interactions, submissions, alignment, and approvals; the Company’s belief that preclinical imaging and therapy as well as human imaging results suggest that PSV359 has improved levels of target engagement and uptake in tumors, as well as reduced tension in healthy issues; the ability of the Company's proprietary technology utilizing the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting moieties provide the opportunity to personalize treatment and optimize patient outcomes; the Company's belief that its "theranostic" approach enables the ability to see a specific tumor and then treat it to potentially improve efficacy and minimize toxicity; the Company's ability to grow its regional network of drug product finishing facilities, enabled by its proprietary 212Pb generator, to deliver patient-ready products for clinical trials and commercial operations; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Certain factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com